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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated March 5, 2002, included in Pennzoil-Quaker State Company's Annual Report on Form 10-K for the year ended December 31, 2001, and to all references to our Firm included in this Amendment No. 1 to the Registration Statement.



                                              ARTHUR ANDERSEN LLP

/s/ ARTHUR ANDERSEN LLP


Houston, Texas

March 29, 2002